EXHIBIT 10.01


FIXED RATE NOTE


PROMISSORY NOTE


$500,000.00                Effective October 23, 2003, San Francisco, California


         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of AVI FALIKS ("Holder") at 501 Grandview Drive, Suite 100, South San Francisco, California, 94080, or such other place or to such other party as the "Holder" hereof may from time to time designated in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00), in lawful money of the United States of America together with interest on the unpaid principal from time to time outstanding, at a rate determined as set forth below, until fully paid. Except as set forth herein below to the contrary, the maturity date of this Promissory Note shall begin on October 29, 2003 and end on October 28, 2004, wherein on October 28, 2004 the entire unpaid principal balance of this Note, plus all accrued interest thereon, shall be due and payable.

         The interest rate shall be a fixed rate equal to five percent (5%) per annum over the term of the Loan. Payments of interest shall be due and payable on the last day of each quarter, calculated on the amounts of principal outstanding.

         The indebtedness evidenced by this Note may be prepaid in full or in part at any time upon thirty (30) days advanced written notice to "Holder" and with no prepayment penalty or other charge.

         If default be made in the payment of any installment of interest or if the entire balance of the principal and accrued interest hereof is not paid upon the maturity hereto, then all the unpaid principal and all the interest then accrued thereon, at the option of "Holder", shall become immediately due and payable without demand or notice.

         The "Maker" and any endorsers or guarantor of this Note for themselves, their heirs, legal representative, successors and assigns, respectively, severally waive presentment, demand, protest and notice of dishonor and waive any right to be released by reason or any extension of time or change in terms or payment or any change or release of any security given for the payment hereof.

         Any married person executing this note agrees that recourse may be had against his separate property for all his obligations and liabilities hereunder.

         This Note is not assumable without written consent of "Maker", nor may it be assigned.

         Holder understands that in making this Loan, beneficiary is relying on a material extend upon the business expertise and net worth of Maker.

         GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees, or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest, and notice of dishonor. Upon any changes in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE, INCLUDING THE FIXED INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

IN WITNES WHEREOF, this Promissory Note has been executed this 23rd day of October, 2003 but effective as of the 29th day of October 2003.



HOLDER:


/s/ A. FALIKS                               DATE: 10/23/03
_____________________
    A. Faliks



MAKER:


/s/ DR. C. ALLEN WALL                       DATE: 10/23/03
_____________________
    Dr. C. Allen Wall
    AccuImage Diagnostic Co.